Exhibit 99.1

Bruker to Acquire the NanoString Business in an Asset Deal

NanoString is an Established Leader and Valuable Innovator in Gene Expression Profiling and Spatial Transcriptomics for Scientific and Clinical Research in Healthcare

BILLERICA, Massachusetts – April 22, 2024: Bruker Corporation (Nasdaq: BRKR) today announced that it has entered into a definitive acquisition agreement with NanoString Technologies, Inc., headquartered in Seattle, Washington, a leading provider of solutions for spatial transcriptomics and gene expression analysis (https://nanostring.com).

Under the asset purchase agreement, Bruker expects to acquire substantially all of the assets and rights associated with NanoString’s business, including the nCounter®, GeoMx®, CosMx™ and AtoMx™ product lines, for approximately $392.6 million in cash, and the assumption of certain liabilities. In 2023, NanoString generated revenues of approximately $168 million.

On April 19, 2024, the transaction was approved under a court-supervised Chapter 11 sale process pursuant to Section 363 of the U.S. Bankruptcy Code, and it is expected to close in the second quarter of 2024, subject to customary closing conditions.

NanoString is a provider of life science tools for discovery and translational research with leading solutions for spatial transcriptomics and gene expression analysis. For over fifteen years, and with over 7,000 peer-reviewed publications, scientists and medical researchers have relied on NanoString’s pioneering instruments to advance biological, translational and clinical disease research.

“The acquisition of NanoString will add gene expression profiling and spatial transcriptomics solutions and products to Bruker’s spatial biology portfolio,” commented Dr. Mark R. Munch, President of the Bruker NANO Group. “NanoString’s innovative platforms are complementary to Bruker’s high-performance CellScape™ spatial proteomics platform. Over time we expect considerable, high-margin consumables pull-through, which is inherent in spatial and single-cell biology solutions.”

Bruker expects to fund the acquisition with cash on hand and established debt instruments. Following the closing, the NanoString business will become part of the Bruker Spatial Biology business.

Bruker is unable to provide guidance estimates for the NanoString business for the remainder of 2024, as its financial performance cannot yet be reliably estimated, given the disruption of the Chapter 11 reorganization, the previous European Unified Patent Court’s injunction on CosMx sales (which has since been lifted), and the uncertainties of various US and European IP and antitrust litigation proceedings against an unusually aggressive, larger spatial and single-cell biology competitor.

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As a preliminary estimate, for the remainder of 2024, the transaction is expected to be dilutive to non-GAAP EPS by $0.15 to $0.20.

By 2026, Bruker expects the NanoString business to have rebounded and to be near break-even with resumed revenue growth and margin improvements, also taking advantage of deal synergies, as Bruker is not acquiring NanoString’s public company overhead in this asset deal.

Frank H. Laukien, Bruker’s President & CEO, added: “Bruker regards Spatial Biology as a key pillar of our strategic focus on the post-genomic era. For 2027 and beyond, we expect our combined Spatial Biology business to achieve double-digit organic revenue growth with increasing non-GAAP EPS accretion. Bruker has a proven management process and an experienced leadership team with a successful track record of integrating acquisitions and improving their profitable growth performance substantially over the years, while generating an attractive return on invested capital.”

Morgan, Lewis & Bockius LLP and Goldman Sachs & Co. LLC are serving as legal and financial / strategic advisors, respectively, to Bruker. NanoString is represented by Willkie Farr & Gallagher LLP as counsel, AlixPartners LLP as restructuring advisor and Perella Weinberg Partners L.P. as restructuring investment banker.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.

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Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” regarding Bruker’s acquisition of the NanoString business in an asset deal. All statements, other than statements of historical facts, including statements concerning Bruker’s fiscal year 2024 financial outlook, our outlook for non-GAAP EPS for the remainder of 2024, the future financial performance of the NanoString business, including its net income, revenue growth and operating margin, the timing and achievement of organic revenue growth and non-GAAP EPS accretion from the combined Spatial Biology business; Bruker’s and NanoString’s plans, objectives, goals, beliefs, strategy and strategic objectives, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” or “will” or the negatives of these terms or variations of them or similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties include, but are not limited to, the risk that the closing conditions for the proposed transaction will not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the asset purchase agreement entered into in accordance with the proposed transaction; the possibility that the proposed transaction will not be completed in the expected timeframe or at all; Bruker’s ability to integrate NanoString and achieve the expected synergies; risks relating to the potential diversion of management’s attention from Bruker’s ongoing business operations; the risk of stockholder litigation and any other legal proceedings relating to the transaction, including resulting expense; the risk that any announcements relating to the transaction could have adverse effects on the market price of Bruker’s common stock; the risk that the transaction and its announcement could have an adverse effect on the ability of NanoString to retain and hire key personnel and to maintain relationships with customers, vendors, employees and other business partners and on its operating results and business generally; and the risk that Bruker’s financial results may not be consistent with current guidance or that Bruker may not reliably predict the impact of the acquisition on its financial results or guidance. For further discussion of these and other risks and uncertainties, see Bruker’s most recent Form 10-K and Form 10-Q filings with the SEC. Except as required by law, Bruker does not undertake any duty to update forward-looking statements to reflect events after the date of this press release.

Investor Contact:

Justin Ward

Sr. Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663-3660 x1479

E: Investor.Relations@bruker.com

-Bruker Confidential-